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                                                                   Exhibit 10.29


                             LEASE AMENDMENT NO. 3
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        THIS LEASE AMENDMENT NO. 3 is made and entered into as of the 4th day of
December, 2000 by and between COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company (the "Landlord") successor in interest to Copley Place Associates Nominee Corporation, a Delaware nominee corporation, and NEUROTEC INTERNATIONAL CORP., a Delaware corporation (the "Tenant").

                                  WITNESSETH:

        WHEREAS, Landlord's predecessor and Tenant have heretofore entered into a certain lease dated as of February 6, 1995, demising a portion of the Skylobby of Four Copley Place containing approximately 4,435 rentable square feet in Copley Place, located in Boston, Massachusetts (the "Building"), which lease was amended by Lease Amendment No. 1 dated July 27, 1995 increasing the premises demised by the lease by approximately 2,899 rentable square feet on the Skylobby level of Four Copley Place effective August 1, 1995 and further amended by Lease Amendment No. 2 extending the term to January 31, 2001 and modifying the rent effective February 1, 1998 (the lease dated February 6, 1995 as so amended being herein referred to as the "Lease");

        WHEREAS, the termination date of the Lease is January 31, 2000; and

        WHEREAS, the Tenant desires to extend the Term of the Lease for an additional five (5) years and the Landlord is willing to amend the Lease to so extend the term on the further terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Landlord and Tenant hereby agree as follows:

        1. The Lease is amended so that the termination date shall be January 31, 2006, unless sooner terminated as provided in the Lease.

        2. Effective February 1, 2001, the subheading "Base Rent" under Paragraph 1. Basic Data of the Lease shall be deleted and there shall be
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inserted in lieu thereof the following:

                Base Rent: At the rate of Four Hundred Three Thousand Three
                           Hundred Seventy and 00/100 Dollars ($403,370.00) per annum, in equal monthly installments of Thirty-Three Thousand Six Hundred Fourteen and 17/100 Dollars ($33,614.17) per month (calculated at the rate of $55.00 per square foot at 7,334 rentable square feet of space) (See Paragraph 4).


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        4.    Effective February 1, 2001, the subheading "Base Year" under
Paragraph 1. Basic Data of the Lease shall be deleted and there shall be
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inserted in lieu thereof the following:

              Base Year: The Calendar Year 2001.

        5. Landlord and Tenant hereby acknowledge to each other that the Lease, as amended hereby, is and remains in full force and effect.

        In witness whereof, Landlord and Tenant have caused this document to be executed as of the date first above written.

TENANT:                                  LANDLORD:

Artificial Life Inc.                     COPLEY PLACE ASSOCIATES, LLC
                                         a Delaware limited liability company

By: /s/ [signature illegible]            By:   Overseas Management, Inc.
   --------------------------------            a Delaware Corporation
   Its:  CFO                                   Managing Agent
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       Hereunto duly authorized


                                               By: /s/ Paul Grant
                                                  -----------------------------
                                                   Paul Grant
                                                   Its: VP & GM
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   Its:
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